Exhibit 4-1

SAVE THE WORLD AIR, INC.

SECURITIES PURCHASE AGREEMENT

           This Securities Purchase Agreement (“Agreement”) is made as of October __, 2009, by and between Save The World Air, Inc., a company organized under the laws of the State of Nevada (the “Company”), and the purchasers who execute the Purchaser Signature Page (as hereinafter defined) hereto (each, a “Purchaser”).

R E C I T A L S

A. The Company desires to obtain funds from each Purchaser in order to fund the Company’s general working capital needs.

B. In order to obtain such funds, the Company is borrowing and in exchange therefore issuing Units (the “Units”), each Unit comprised of (i) an unsecured $25,000 principal amount of 7% Convertible Promissory Note, initially convertible at $.25 per share (as may be adjusted from time to time, the “Conversion Price”) a form of which is annexed hereto as Exhibit 1, (each a “Note,”  and collectively, the “Notes”), and (ii) Common Stock Purchase Warrants, initially exercisable at the $.30 per share, a form of which is annexed hereto as Exhibit 2 (the “Warrants”).  The Company is offering the Units on a “best efforts, $100,000 minimum principal amount of Notes, $500,000 maximum principal amount of Notes” basis, wherein a minimum of 3 Units, representing subscriptions for $75,000 of principal amount of Notes may be sold, with a maximum of 20 Units for $500,000 of Notes may be sold (with minimum increments of 1/2 Unit).  The Placement Agent (as hereinafter defined) may exercise its over-allotment option and sell up to an additional 25% of Notes and Warrants at the sole discretion of the Placement Agent.  The common stock, par value $.001 per share of the Company (“Common Stock”) into which the Notes are convertible are sometimes referred to herein as the Conversion Shares, and the shares of Common Stock into which the Warrants are exercisable are sometimes referred to herein as the “Warrant Shares”.  The Notes, Warrants, Conversion Shares and Warrant Shares are sometimes referred to herein as the “Securities”.

C. Purchasers understand that there is a great deal or risk, illiquidity and uncertainty in the Purchase of the Units herein and that no assurance can be made that the Company will complete its business plans or, if completed, that it will be successful in doing so.  Purchasers have received and examined that certain Amended and Restated Confidential Private Placement Memorandum of the Company dated as of October 15, 2009, containing such information as, among other things, a description of this offering and the Company’s annual report and most recent quarterly reports (as amended, the “Information Memorandum”).

D. Placement Agent and the Company have consented to the appointment of Manufacturers and Traders Trust Company as independent Escrow Agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement (the “Escrow Agreement”) annexed hereto as Exhibit 3.  All funds will be held in a non-interest bearing money market or other account with Escrow Agent.  The Purchaser’s acknowledge and agree that their subscriptions are irrevocable and binding commitments on the part of the Purchaser and that once their funds have been tendered to escrow with the appropriate subscription documents and the minimum offering amount has been raised in accepted funds and subscriptions, the Escrow Agent may, at the request of the Placement Agent and Company together, disburse funds from escrow and conduct a Closing without any consent of or notice to Purchasers.  The Placement Agent or Company may reject any subscriptions in whole or in part for any reason or for no reason and shall cause the Escrow Agent to return funds to the Purchaser to the extent of such non accepted funds, or retains the right to hold the same in escrow until termination of the offering, at which time, any unused subscription funds shall be returned to Purchaser.

AGREEMENT

NOW THEREFORE, based on the mutual premises and consideration of the parties, it is agreed as follows:

1.  PURCHASE AND SALE OF NOTES.

1.1  Purchase and Sale.  In reliance upon the representations and warranties of the Company and each Purchaser contained herein and the Information Memorandum and subject to the terms and conditions set forth herein, at Closing (as hereinafter defined), each Purchaser hereby agrees to purchase, and the Company shall sell and issue to each Purchaser, the Units comprised of Notes and Warrants as set forth on the signature page annexed to the end of this Agreement (the “Purchaser Signature Page”) at a purchase price equal to the principal amount of Notes being acquired (the “Purchase Price”) as set forth in Section 1.2 below.  After the initial minimum amount of Units are sold at a Closing in this offering, the Company may accept additional Purchasers in Closings held during the Offering Period from time to time without notice to or consent of any investor, until the maximum offering amount (inclusive of the overallotment option) is sold hereby.

1.2  Notes and Warrants.  At Closing, the Company will issue and deliver to the Purchaser as listed on the Purchaser Signature Page hereto, the (i) Notes for the principal amount of Notes subscribed for and, (ii)   Warrants to acquire such number of shares of common stock of the Company (the “Common Stock”) as equals the principal amount of Notes acquired and accepted divided by the initial Conversion Price of $.25 per share (the “Warrant Shares”), and exercisable at $.30 per share (the “Exercise Price”) at any time prior to the three year anniversary of the first Closing of this offering.

2.   CLOSING.

2.1  Date and Time.
(a) The sale of Notes and Warrants will take place only after the Escrow Agent has advised of at least $75,000 cleared funds represented by subscriptions accepted by the Company (the “Closing”) subject to the satisfaction of all the parties hereto of their obligations herein.  The Purchasers shall each submit an executed copy of this Agreement to the Placement Agent along with the Purchase Price in advance of Closing which shall be held in escrow by an escrow agent (the “Escrow Agent”) appointed by the Company and Placement Agent.  Once $75,000 of subscriptions acceptable to the Company have been provided during the Offering Period, along with cleared funds therefore in escrow as advised by the Escrow Agent, the Closing of the sale of Notes contemplated by this Agreement may take place.  The Closing shall take place at the offices of counsel to the Company, or at such other place as the Company and the Placement Agent (as hereinafter defined) shall agree in writing, on or before October 31, 2009, unless this Offering is extended by the Company for up to a further period of thirty (30) days ending November 30, 2009 (the “Termination Date”).

(b)  Placement Agent and the Company have consented to the appointment of M&T Bank as independent Escrow Agent and have all accepted the terms of the non-interest bearing Escrow Agreement.  Purchasers will not have an opportunity to approve of a Closing or request refund of any moneys held in escrow after a Closing has occurred if such Closing is held during the offering period.  Purchaser’s acknowledge and agree that their subscriptions are irrevocable and binding commitments on the part of the Purchaser and that once their funds have been tendered to escrow with the appropriate subscription documents and the minimum offering amount has been raised in accepted funds and subscriptions during the Offering Period, the Escrow Agent may, at the request of the Placement Agent and Company together, disburse funds from escrow and conduct a Closing without any consent or notice to Purchasers.  The Placement Agent or Company may reject any subscriptions in whole or in part for any reason or for no reason and shall cause the Escrow Agent to return funds (i.e. amounts willfully received net subscribers banks’ fees) to the Purchaser to the extent of such non accepted funds, or, retains the right to hold the same in escrow for acceptance or rejection at a future closing, until termination of the offering, at which time, any unused subscription funds shall be returned to Purchaser.  Additionally, in the event that the minimum offering amount of $100,000 in cleared funds representing accepted subscriptions is not raised by the Termination Date, the Escrow Agent shall return all funds to the Purchasers, without deduction.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           As a material inducement to each Purchaser to enter into this Agreement and to purchase the Units, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.  For avoidance of doubt, these warranties and representations are made to Purchasers and, to both Sandgrain Securities, Inc. and Wellfleet Partners, Inc., as third party beneficiaries hereto.

3.1  Organization and Qualification.  The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in any violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents (the “Company Documents”).

3.2  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated under this Agreement, the Notes and along with the Warrants (collectively as may be amended or supplemented through each Closing, the “Transaction Documents”) herein and otherwise to carry out its obligations hereunder.  The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith.  This Agreement and the other Transaction Documents have been duly executed by the Company and, when delivered in accordance with the terms hereof or thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable principles of general application.

3.3 SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, as finally amended being collectively referred to herein as the "SEC Reports") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports, as amended, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such SEC Reports may have been subsequently amended or supplemented to correct such misstatement or omission or to correct information relating to the Company’s internal controls.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.4 Certain Registration Matters. Assuming the accuracy of each Purchaser’s representations and warranties, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under this Agreement.

3.5 Capitalization.  Capitalization of the Company is as set forth in the Information Memorandum and incorporated by reference therein.  There are no shares of preferred stock or other securities or convertible securities outstanding other than as disclosed.  All outstanding shares of the company’s capital stock have been duly authorized and validly issued, and are fully paid and non-assessable, and are free of any preemptive rights.  The Company has not entered into any agreement, or granted any right to any party, that results or would result in, the Company’s obligation to redeem or repurchase any securities or issue any dividends.  The shares issuable upon conversion of the Notes and upon exercise of the Warrants are, duly authorized and reserved for issuance and, upon issuance upon due conversion of the Notes or due exercise of the Warrants, will be deemed validly issued and fully paid.

3.6 Securities Law Compliance.  Without consideration of the actions of the Placement Agent (as defined in Section 8 herein), and assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement and the Questionnaire, the offer, issue, sale and delivery of the Notes and Warrants will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect (the “Securities Act”), and registration of the Notes, Warrants, or the issuance of the Conversion Shares (upon conversion of the Note) or Warrant Shares (upon due exercise thereof), under the Securities Act is not required.  The Company shall make such filings as may be necessary to comply with the Federal securities laws and the “blue sky” laws of any state or other jurisdictions where filings must be made, which filings will be made in a timely manner.

3.7 Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  For the purposes of this agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

3.8 Title to Properties.  The Company has good and marketable title to all real properties and all other properties and assets owned by it (if any), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.9  Litigation.  There are no pending actions, suits or proceedings against or affecting the Company, its subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

3.10 No Directed Selling Efforts or General Solicitation.  Neither the Company, nor any Person acting on its or their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.11 No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

3.12 Questionable Payments.  Neither the Company nor, to the Company’s Knowledge, any of their respective directors, executive officers, employees, or other Persons acting at the direction of the Company or any subsidiary, has on behalf of the Company or any subsidiary or in connection with their respective businesses: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any subsidiary; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.13 Transactions with Affiliates.  None of the officers or directors of the Company is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.  The Company will be compensating the Placement Agent a fee as set forth below in Section 7.

3.14  Disclosures.  The written materials delivered to the Purchasers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

Each Purchaser hereby represents warrants and covenants with the Company as follows.  For avoidance of doubt, these warranties and representations are made to Purchasers and, to both Sandgrain Securities, Inc. and Wellfleet Partners, Inc., as third party beneficiaries hereto:

4.1 Legal Power.  Each Purchaser has the requisite individual, corporate, partnership, limited liability company, trust, or fiduciary power, as appropriate, and is authorized, if such Purchaser is a corporation, partnership, limited liability company, or trust, to enter into this Agreement, to purchase the Units hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents to which it is a party.

4.2 Due Execution.  This Agreement and the other Transaction Documents have been duly authorized, if such Purchaser is a corporation, partnership, limited liability company, trust or fiduciary, executed and delivered by such Purchaser, and, upon due execution and delivery by the Company, this Agreement and such other Transaction Documents will be a valid and binding agreement of such Purchaser.

4.3 Access to Information.  Purchaser has thoroughly reviewed this Agreement including, without limitation, Information Memorandum Section 3 which discloses certain material information about the Company and Section 6.  Each Purchaser represents that such Purchaser has been given full and complete access to the Company and to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes and Warrants and the issuance of Conversion Shares and/or Warrant Shares upon conversion or exercise thereof, which have been requested by Purchaser or its advisors.  Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of, and has inquired with, the officers of the Company regarding its business prospects and the Notes, all as such Purchaser or such Purchaser’s qualified representative have found necessary to make an informed investment decision to purchase the Units.  Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect purchaser’s right to rely on the Company’s representations and warranties contained herein.  The Purchaser understands that an investment in the Units involves a significant degree of risk and illiquidity.  The Purchaser understands further that the Conversion Shares and Warrant Shares when issued will also be restricted securities, and may only be re-sold pursuant to an exemption from the registration requirements of the Securities Act that may or may not be available at such time, and, that even if the Company is successful and succeeds with its business plan, no assurance can be made that the securities of the Company will be liquid or will increase in market price.

4.4 Restricted Securities.

4.4.1 Each Purchaser has been advised that none of the Notes, Warrants,  Conversion Shares or Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act or any other applicable securities laws and that Securities are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder or such other exemption as may be available from the Securities Act registration requirements as may be available from time to time, and that the Company’s reliance upon Section 4(2) and/or Rule 506 of Regulation D is predicated in part on such Purchaser’s representations as contained herein.  Each Purchaser acknowledges that the Notes and Warrants, and upon conversion or exercise thereof, the Conversion Shares and the Warrant Shares when issued, will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Securities may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

4.4.2 Each Purchaser represents that such Purchaser is acquiring the Securities for such Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.4.3  Each Purchaser understands and acknowledges that the Notes and Warrants, and if and when issued, the Conversion Shares, will bear substantially the following legend:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4.4.4 Each Purchaser acknowledges that an investment in any of the Securities are not liquid and are transferable only under limited conditions.  Each Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Notes or Conversion Shares.

4.4.5 Each Purchaser is an “accredited investor” as defined under Rule 501(a) of Regulation D of the Securities Act (an “Accredited Investor”).

4.4.6 The representations made by each Purchaser on the Purchaser Signature Page and in the questionnaire immediately preceding the same (the “Questionnaire”) are true and correct and do not omit any material information.

4.5 Purchaser Sophistication and Ability to Bear Risk of Loss.  Each Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Notes and Warrants and other Securities and can bear the economic risk of investment in such Securities without producing a material adverse change in such Purchaser’s financial condition.  Each Purchaser, either alone or with such Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Notes.

4.6 Preexisting Relationship.  Each Purchaser has a preexisting personal or business relationship with the Company, one or more of its officers, directors, or controlling persons, or the Placement Agent (as defined herein).

4.7 Purchases by Groups.  Each Purchaser represents, warrants and covenants that it is not acquiring the Securities as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

4.8 Placement Agent Review.  Each Purchaser acknowledges that neither Sandgrain Securities, Inc., as Placement Agent nor Wellfleet Partners, Inc., has independently verified the accuracy, completeness, materiality or otherwise, of any information, representation or warranty contained in this Purchase Agreement or any offering documents provided, that such placement agent related entities and their principals shall have no liability for any representation (express or implied) contained in, or for any omissions from, the Purchase Agreement or any offering documents provided or any other written or oral communications transmitted to the recipient in the course of his or her evaluation of the investment, and that it is understood that each prospective investor will make an independent investigation and analysis of a potential investment in the Company and will be relying upon same in making any such investment.

5. COVENANTS OF THE COMPANY.

5.1 Use of Proceeds.  The Company intends to employ the net proceeds from the purchase and sale of the Units (after legal, blue-sky, and Placement Agent fees) for general working capital purposes only.

5.2 Best Efforts.  The parties shall use their best efforts to satisfy timely each of the conditions described herein as applicable to them.

5.3 Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Notes and Warrants as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.  The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

5.4 Financial Information.  For as long as the Notes are outstanding, the Company agrees to remain current with the filings of its SEC Reports.

5.5 Reservation of Shares.  The Company shall, as a condition to any merger or business combination (and in addition to other restrictions that may arise), require the provisions of this Agreement and the Notes and Warrants (including issuance of shares upon conversion or exercise thereof) to be assumed by the surviving parent company.

5.6 Covenants Relating to Promissory Note.  For so long as any principal or interest is outstanding on the Notes the Company shall not, without consent of holders of a majority of the outstanding principal amount of Notes that will be outstanding immediately after the consummation of taking such action:

5.6.1  effect a merger or consolidation, share exchange, asset purchase or similar transaction resulting in a Change of Control (as hereinafter defined) with an entity without causing the assumption of the obligations herein and under the Notes and Warrants by such surviving entity.  The term “Change of Control” shall mean any merger or consolidation, business transaction or similar transaction in which securities possessing more then fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, whether or not the Company or a subsidiary is the surviving corporation or other transaction wherein the Company becomes a material or controlling stockholder of any other corporation.  Notwithstanding the foregoing, the Company may raise capital in the form of debt, convertible debt or equity financings;

5.6.2 sell, transfer or otherwise dispose of more than 50% of the consolidated assets of the Company (computed either on the basis of book value, as determined in accordance with generally accepted accounting principles consistently applied, or fair market value) in any transaction or series of related transactions outside of the ordinary course of the Company’s business consistent with past practice;

5.6.3 sell or transfer in any transaction or series of related transactions, any of the Company’s assets to any person or entity that is an Affiliate of the Company, other then a sale or transfer in the ordinary course of business or such assets as are immaterial to the business purpose of the Company;

5.6.4 declare or pay any distribution or dividend, in cash or otherwise on any of the Shares of the Company, or redeem, purchase or otherwise acquire any of its Shares now or hereafter outstanding;

provided, however, that the Company may take any of the foregoing actions without the consent of the Purchasers in connection with, if contemporaneous with the consummation of such action, the Notes are converted in accordance with their terms, and Section 5.5 above is complied with.

5.7 Conversion of Notes.

5.7.1 Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all commercially reasonable action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Purchaser (or its permitted nominee) or such other persons as designated by Purchaser and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the usual Securities Act restriction from transfer legend.

5.7.2  A Purchaser will give notice of its decision to exercise its right to convert the Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as “Exhibit A” to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Such Purchaser will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET or at any time or a non-business day then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to such Purchaser via express courier for receipt by such Purchaser within ten (10) business days after receipt by the Company of the Notice of Conversion (such seventh day being the "Delivery Date").  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Purchaser.   A Note representing the balance of the Note not so converted will be provided by the Company to such Purchaser if requested by Purchaser, provided such Purchaser delivers the original Note to the Company.  In the event that a Purchaser elects not to surrender a Note for reissuance upon partial payment or conversion of a Note, such Purchaser hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

5.7.3 Delivery of Shares.  In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company will undertake commercially reasonable efforts cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

5.8. Exchange of Notes for New Securities Issued in Subsequent Offering. In the event the Company conducts any subsequent financings (each, a “Follow On Offering”) of any kind, if any, the Notes may, at the discretion of each holder thereof,  be exchanged in whole or in part to the extent of outstanding principal and/or interest in such Note, into the securities offered in the Follow On Offering, by applying and exchanging the outstanding principal and interest of such Notes towards the purchase price of the securities offered in such Follow On Offering the same price offered for such units or securities to other investors generally.  In lieu of offering cash, such Note holder shall tender the Note with the duly executed subscription documents provided to all investors in such Follow On Offering, and a notice indicating the dollar amount of principal and interest being applied, and the Company shall, at closing of such Follow On Offering, issue to such holder any securities acquired by such holder in such offering, and a Note certificate reflecting the remaining principal and interest owed, if any.  In the event that the holder of the Notes elects not to so convert, such holder may do so in whole or in part from time to time, until the Note is either repaid or fully exchanged for securities issued in Follow On Offerings.

5.9  Preemptive Rights With Respect to Conversion Shares and Note Shares.  From the date hereof until the earliest to occur of (i) the closing of any Public Offering or Follow On Offering of greater than $5,000,000 (together, a “Qualified Offering”),  or (ii) the date that is 24 months from the first Closing of this offering, or (iii) the sale of all or substantially all of the assets of the Company in a transaction wherein the Notes are being repaid, or (iv) such time as less than 75% of the aggregate amount of Notes offered hereby are still outstanding, in the event that the Company conducts a private or other offering  any Common  Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, other than any Exempted Issuances (each, a “Subsequent Placement”)  the Company shall have first complied with this Section 5.9.

5.9.1 The Company shall deliver to each holder of Notes (each, a “Noteholder”), an irrevocable confidential written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a subsequent placement , which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the class or group of persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Noteholders all of the Offered Securities, allocated among such Noteholders at identical terms and prices as provided in the Offer Notice (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Noteholders that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Noteholders as such Noteholders shall indicate it will purchase or acquire should the other Noteholders subscribe for less than their Basic Amounts (the “Undersubscription Amount”) or with a statement from the Noteholders that it will waive any rights to subscribe for any portion of the Undersubscribed Amount, which process shall not be repeated after the first offer Notice, and shall be deemed waived to the extent not duly accepted.

5.9.2  To accept an Offer, in whole or in part, such accepting Noteholder(s) must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Noteholder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Noteholder’s Basic Amount that such Noteholder elects to purchase and, if such Noteholder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Noteholder elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Noteholders are less than the total of all of the Basic Amounts, then each Noteholder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Noteholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Noteholder bears to the total Basic Amounts of all Noteholders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Noteholders a new Offer Notice (which shall be deemed to have replaced and restated the prior Offer Notice) and the Offer Period shall expire on the fifth (5th ) Business Day after such Noteholder’s receipt of such new Offer Notice.  The Noteholder agents and covenants to keep the offer notice and any transaction terms disclosed therein, completely confidential and further understands any disclosure of the same (other than to its professional representatives) may cause improbable harm to the Company.

5.9.3. The Company shall have 150 calendar days from the later of: (i) the expiration of the Offer Period above; or (ii) upon the written consent of the Noteholder, such longer period for which the Offered Securities are being offered to third parties as part of the Subsequent Placement, to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Noteholders (the “Refused Securities”), to any offerees (whether disclosed or not) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not materially more favorable to the acquiring person or persons or materially less favorable to the Company than those set forth in the Offer Notice and, to publicly announce as required the execution of definitive agreements relating to the closing of the Subsequent Placement and all other related required disclosure that the Company deems appropriate or necessary in its sole discretion, and (x) the consummation of the transactions contemplated by such Subsequent Placement or (y) the termination of definitive agreements relating to the Subsequent Placement.

5.9.4 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified above), then each Noteholder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Noteholder elected to purchase pursuant above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Noteholder as set forth above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any  Noteholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Noteholder in accordance with this Section 5.9.

5.9.5 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Noteholders shall acquire from the Company, and the Company shall issue to the Noteholders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced under Section 5.9.4 above if the Noteholders have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Noteholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Noteholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Noteholders and their respective counsel.

5.9.6  The Noteholder may, at its/his discretion, apply outstanding portions of the Note or interest towards the purchase of any Offered Securities as provided in Section 5 above with respect to Follow On Offerings, or may utilize new funds.  The Noteholder, at such time, will be required to execute all subscription or other documents as provided to other investors in such Subsequent Offering in order exercise its rights under this Section 5.9 and, to the extent the Note is no longer outstanding (if the Note is used for such purchase) shall not be deemed a Noteholder subject to the provisions of this Agreement or the Note.

5.9.7 Notwithstanding anything herein to the contrary, no violation, default or breach of this Section 5.9  shall be deemed an Event of Default under the Note.

5.9.8 The rights of each Subscriber set forth in this Section 5.9 are in addition to any other rights the Subscriber has pursuant to any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which such Subscriber and Company are parties. The term “Excepted Issuance” as used herein shall mean (i) the Company’s issuance of Common Stock or Common Stock Equivalent described in Reports filed not later than five business days before the Closing Date, and (ii) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement, or (iii) other notes or convertible indebtedness or convertible securities existing or otherwise disclosed at or before the issuance hereof, (iv) any securities issued in connection with a bonafide acquisition of a business, intellectual property or business assets, or exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement, or otherwise issued to the placement agent or (v) as granted in connection with any existing board approved stock option, incentive or similar plan or any stock option plan approved by the Board of Directors of the Company.

5.10 Third Party Beneficiaries. The Company acknowledges that Sandgrain Securities, Inc., and Wellfleet Partners, Inc., are third party beneficiaries to the covenants made hereby.

6.  CONDITIONS.

6.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Notes.  The obligation hereunder of the Company to close and issue and sell the Units to the Purchasers at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

6.1.1 Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of each Purchaser herein and in the Questionnaire attached hereto shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

6.1.2 Performance by the Purchasers.  Each Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement or the Escrow Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Closing.

6.1.3 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.1.4 Delivery of Purchase Price.  The Purchase Price for the Units shall have been delivered to the Company (or to an Escrow Agent on its behalf) on or before such Closing.

6.1.5 Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

6.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Notes.  The obligation hereunder of the Purchasers to purchase the Units and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

6.2.1 Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

6.2.2  Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

6.2.3 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.2.4 No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

6.2.5 Notes and Shares.  At the Closing, the Company shall have delivered to the Purchasers the Notes in such denominations as each Purchaser may request.

6.2.6. Closing Date.  In the event that no Closing occurs by the Termination Date, then the Company and Placement Agent shall cause the Escrow Agent to return to each Purchaser the Net amount of all of the funds for subscription amounts of such Purchaser without interest or set off, other than any check or wire or similar fees.

7.           PLACEMENT AGENT/LEGAL FEES.

7.1  Placement Agent’s Commission.   The Company acknowledges that it has retained Sandgrain Securities, Inc. to act as its exclusive placement agent (the “Placement Agent”). The Company has agreed to compensate Placement Agent at each Closing, based on investors introduced by them to the Company, (i) a cash fee equal to 8% of the gross dollar amount raised herein, (ii) such number of shares of Common Stock as equals 8% of the number of Conversion Shares initially issuable upon exercise of the Notes herein (the “Placement Agent Stock”) and, (iii) warrants, identical to the Warrants in all respects, exercisable for such number of shares of Common Stock as equals 8% of the shares initially issuable upon exercise of the Warrants issued hereby.  The Company shall also reimburse the Placement Agent for all of its actual non-accountable additional due diligence, selling and closing related expenses, not to exceed 1% of the gross proceeds of this offering without the Consent of the Company.  The Company will be required to repay any legal fees of the Placement Agent, not to exceed $5,000 as well as all costs for its own counsel.  In addition, the Placement Agent, Affiliates of the Company or other placement agents or investment bankers may invest in the Notes herein or in any future offerings and certain persons may be paid a fee in cash, stock or warrants in connection with the provision of such services.  The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except the Placement Agent. The parties also agree and acknowledge hereby that such fees shall not be deemed as interest or fees relating to the Note.

7.2 Legal Fees.   The Purchasers and the Company shall each bear their own legal fees in connection with this Agreement.

8.           MISCELLANEOUS.

8.1 Indemnification.  Each Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of any of the Shares by such Purchaser in violation of the Securities Act or applicable state or jurisdiction’s securities law.

8.2 Governing Law - Waiver of Stay, Extension or Usury Laws.  This Agreement shall be governed by and construed under the laws of the State of New York.  The Company represents and warrants that it deems the sale of the Units hereby as an Investment and does not consider the sale of the Units together with the payment of all fees and expenses in connection herewith to be usurious under the usury laws of the State of New York (“Applicable Law”).  If, from any circumstances whatsoever, interest (or any original issue discount that would be determined to be interest) would otherwise be payable to any holder of the Notes in excess of the maximum amount permissible under Applicable Law, the interest payable to such holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances such holder shall ever receive anything deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to the Company as applicable.  All interest paid or agreed to be paid to the holders of the Notes shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law.

8.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

8.4 Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.5 Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6 Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers holding a majority of the outstanding principal amount of Notes, or, to the extent such amendment affects only one Purchaser, by the Company and such Purchaser.  Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

8.7 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other nationally recognized overnight courier service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:	Save the World Air, Inc.
235 Tennant Avenue
Morgan Hill, California 95037
Attn: Cecil Bond Kyte, CEO
Tel: (408)778- 0101
Fax: (805) 845-4377

With a copy to:
Hodgson Russ, LLP
1540 Broadway, 24 Floor
New York, New York 10036
Attn. Ronniel Levy, Esq.
(646) 218-7643
(Fax) (646) 943-7078

If to the Purchaser:	At the address set forth on the Purchaser’s Signature Page

With a copy to:	Sandgrain Securities, Inc.
1050 Franklin Avenue, Suite 300
Garden City, NY 11530
Facsimile: (516) 741-0390
Attention: Peter Grassel

With a copy to:	Lazare Potter & Giacovas LLP,
950 Third Avenue,
New York, New York 10022,
(212) 758- 9300
(Fax) (212) 888-0919

8.8 Faxes and Counterparts.  This Agreement may be executed in one or more counterparts.  Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same.  Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

8.9 Consent of Purchasers.  As used in the Agreement, “consent of the Purchasers” or similar language means the consent of holders of not less than 50% of the total principal and interest outstanding on the Notes owned by Purchasers on the date consent is requested.

8.10 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[Counterpart Signature Page to Securities Purchase Agreement of Save the World Air, Inc.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASER

(By Counterpart Form - See Purchaser Signature
Pages following the Questionnaire)

COMPANY

SAVE THE WORLD AIR, INC

(By Execution of Acceptance Page following
Certificate of Signatory)

QUESTIONNAIRE

           The undersigned Purchaser has read the Securities Purchase Agreement of Save the World Air, Inc., dated as of October __, 2009, and acknowledges that the completion of this Questionnaire and the execution of the Purchaser Signature Page that follows shall constitute the undersigned’s execution of such Agreement.  This Questionnaire is and shall remain part of the Agreement.  All capitalized terms used herein shall be as defined in such Agreement

           I hereby subscribe for ____ Units, each Unit constituting a $25,000 7% Convertible Promissory Note and ______________________ Common Stock Purchase Warrants to purchase 100,000 share at $.30 per share, for an aggregate principal amount of $__________________, and Common Stock Purchase Warrants and tender a purchase price of $_______________ therefore.

           I am a resident of the State of __________________.

Please print above the exact name(s) in which the Notes are to be held

My address is:      ________________________________________________________
________________________________________________________
________________________________________________________

I agree to keep information relating to the Company strictly confidential and not to discuss or exploit or distribute any of the information herein except to my professional advisors or as necessary to comply with law.

I acknowledge that the offering of the Units is subject to the Federal securities laws of the United States and state securities laws of those states in which the Notes are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Units may be purchased by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category.  All information in response to this paragraph will be kept strictly confidential.  I agree to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

NOTE:  You must either initial that at least ONE category.

Individual Purchaser:
(A Purchaser who is an individual may initial either Category I, II, or III)

Category I	_____	I am a director or executive officer of the Company.

Category II	_____	I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

Explanation.  In calculation of net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III	_____
I am an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in 2007 and 2008, or joint income with my spouse in excess of $300,000 in 2007 and 2008, and I have a reasonable expectation of reaching the same income level in 2009.

Entity Purchasers:

(A Purchaser which is a corporation, limited liability company, partnership, trust, or other entity may initial either Category IV, V, VI, VII or VIII)

Category IV	____
The Purchaser is an entity in which all of the equity owners are “Accredited Investors” as defined in Rule 501(a) of Regulation D.  If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.

_____________________________________________________ _____________________________________________________ _____________________________________________________
(describe entity)

Category V	____
The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a “Sophisticated Person” as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI	____
The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

_____________________________________________________ _____________________________________________________ _____________________________________________________
(describe entity)

Category VII	____	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
_____________________________________________________ _____________________________________________________ _____________________________________________________
(describe entity)

Executed this _____ day of  _________, 2009 at ____________________, ________________.

PURCHASER SIGNATURE PAGE
(For Individual Purchasers)

           This Securities Purchase Agreement of Save the World Air, Inc. (including the Questionnaire) is hereby executed and entered into by the below Purchaser.

Principal Amount of Note $_____________ No. of Warrants______________________

____________________________________
Signature (Individual)

____________________________________
Name (Print)

____________________________________
Street address

____________________________________
City, State and Zip Code

Tax Identification or Social Security Number ( ) Telephone Number ( ) Facsimile Number

Address to Which Correspondence Should Be Directed (if different from above) ____________________________________ c/o Name ____________________________________ Street Address
____________________________________ City, State and Zip Code (______)____________________________ Telephone Number (______)____________________________ Facsimile Number

PURCHASER SIGNATURE PAGE
(for Corporation, Partnership, Trust or Other Entities)
This Securities Purchase Agreement of Save the World Air, Inc.  (including the Questionnaire) is hereby executed and entered into by the below Purchaser:

Principal Amount of Note $_____________ No. of Warrants______________________
____________________________________
Name of Entity

____________________________________
Type of Entity (i.e., corporation, partnership, etc.)

____________________________________
Tax Identification or Social Security Number

____________________________________
State of Formation of Entity

____________________________________
Name of Signatory Typed or Printed

Its:
____________________________________
Title

Address to Which Correspondence Should Be Directed (if different from above) ____________________________________ c/o Name ____________________________________ Street Address
____________________________________ City, State and Zip Code (______)____________________________ Telephone Number (______)____________________________ Facsimile Number
*If Notes are being subscribed for by an entity, the Certificate of Signatory that follows must also be completed.

CERTIFICATE OF SIGNATORY

                    To be completed if Units are being subscribed for by an entity.

           I,__________________________________, am the ___________________________ of _______________________________ (the “Entity”).

           I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Notes and Shares.  The Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

           IN WITNESS WHEREOF, I have hereto set my hand this ______ day of _________, 2009.

____________________________________ Signature

ACCEPTANCE PAGE TO SECURITIES PURCHASE AGREEMENT OF
SAVE THE WORLD AIR, INC

The foregoing subscriptions for ________ Units, for an aggregate of $___________ principal amount of 7% Convertible Promissory Notes and Warrants at a purchase price of $25,000 per Unit, in accordance with the foregoing Securities Purchase Agreement, AGREED AND ACCEPTED; provided, however, that the Company may accept additional subscriptions from time to time without consent of Purchasers until the maximum offering amount (plus the over-allotment option, if any) are accepted and Closed upon, in accordance with this Agreement:

SAVE THE WORLD AIR, INC

By: ___________________________________________________________
Name:
Title:

Date:  _______________ __, 2009

EXHIBIT 1

Form of 7% Convertible Promissory Note

[This Exhibit is Included in the Memorandum as Part of Exhibit B]

EXHIBIT 2

Form of Common Stock Purchase Warrant

[This Exhibit is Included in the Memorandum as Part of Exhibit B]

EXHIBIT 3

Form of Executed Escrow Agreement Between Sandgrain Securities, Inc., Save the World Air, Inc., and Manufacturers and Traders Trust Company, as Escrow Agent

[This Exhibit is Included in the Memorandum as Part of Exhibit B]